Exhibit 3.73

ARTICLES OF INCORPORATION OF PLAYERS BLUEGRASS DOWNS, INC.	318324 RECEIVED & FILED $50.00 JUL 29, 10:43 AM ‘93 BOB BABBAGE SECRETARY OF STATE COMM OF KENTUCKY BY

These Article of Incorporation, evidencing that the under-signed incorporator has declared his intention of forming a corporation pursuant to Chapter 271B of the Kentucky Revised Statutes and all other acts amendatory thereof and supplemental thereto as follows:

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ARTICLE I

The name of this corporation shall be PLAYERS BLUEGRASS DOWNS, INC.

ARTICLE II

The total number of shares of stock authorized to be issued shall be One Hundred (100) shares of common stock.

ARTICLE III

The street address of the corporation’s initial registered office shall be 150 Downs Drive, Paducah, KY 42001, Kentucky, and the name of the initial registered agent is Edward Fishman.

ARTICLE IV

The mailing address of the corporation’s principal office and place of business is 150 Downs Drive, Paducah, KY 42001.

ARTICLE V

The name and mailing address of each incorporator is as follows:

Edward Fishman, 150 Downs Drive, Paducah, KY 42001

ARTICLE VI

A Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty as a Director, except for liability (i) for any transaction in which the Director’s personal financial interest is in conflict with the financial interest of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the Director to be a violation of law; (iii) for unlawful distributions under KRS 271B.8-330; and (iv) for any transaction from which the Director derived an improper personal benefit.

WITNESS the signature below on this the 27th day of July, 1993.

/s/ EDWARD FISHMAN
EDWARD FISHMAN
INCORPORATOR

STATE OF KENTUCKY	)
:ss.
COUNTY OF McCRACKEN	)

I, Anita Pearson, a Notary Public in and for the county and state aforesaid, hereby certify that the foregoing Articles of Incorporation of PLAYERS BLUEGRASS DOWNS, INC., were this day produced before me in my county and state aforesaid and were signed and acknowledged before me by EDWARD FISHMAN as and for his free act and deed, for the purposes therein contained and according to law.

GIVEN under my hand and seal of office this 27th day of July, 1993.

/s/ Anita Pearson
NOTARY PUBLIC

My commission expires:

11-7-96

I hereby certify that this

instrument has been prepared by:

McMurry and Livingston

Citizens Bank Building

P.O. Box 1700

Paducah, KY 42002-1700

By:	/s/ DAVID C. BOOTH
DAVID C. BOOTH

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